Jason Monfort To Call Writer Directly: (617) 385-7759 Jason.monfort@kirkland.com	200 Clarendon St. Boston, MA 02116 (617) 385-7500	Facsimile: (312) 862-2200 www.kirkland.com

September 25, 2025

VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-0505

Re: Allied Asset Advisors Funds - Iman Fund
File Nos. 333-30924; 811-09821
Post-Effective Amendment No. 38/40

To Whom It May Concern:
We hereby consent to the use of our name and to the reference to Kirkland & Ellis LLP under the caption “Legal Counsel” in the Iman Fund’s Statement of Additional Information that is included in the Allied Asset Advisors Funds’ Post-Effective Amendment No. 38/40 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended.

This consent does not constitute a consent under Section 7 of the 1933 Act and in consenting to the use of our name and the reference to Kirkland & Ellis LLP under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP
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